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                                                                    EXHIBIT 10.4





April 28, 2000


Thomas E. Dooley
Deputy Chairman
Viacom Inc.
1515 Broadway
New York, New York  10036



Dear Tom:

                  This letter is intended to confirm certain of our understandings relating to the Agreement between you and Viacom Inc. (the "Company"), dated as of September 6, 1999 (the "Agreement").

                  You have agreed to resign your employment as an employee of the Company and any of the Company's direct or indirect subsidiaries and your position as an officer of the Company as Deputy Chairman and Executive Vice President. You further have agreed to resign as an officer and member of the boards of directors of the Company's direct and indirect subsidiaries (except as noted in the following sentence). It is our mutual intention that you shall continue as a member of the boards of directors of the Company, Blockbuster Inc. and The MTVi Group, Inc. for the remainder of your current term. All resignations shall be effective as of the day immediately prior to the Effective Time of the closing of the transactions contemplated by the Agreement and Plan of Merger between CBS Corporation and the Company, dated as of September 6, 1999. The Company acknowledges that such resignation is at the request, and for the benefit, of the Company, shall be deemed to constitute termination of your employment for "Good Reason" (and for this purpose the Company waives any written notice from you or any period within which to cure) and the Resignation Date for purposes of the Agreement shall be deemed to include the date of such resignation thereby qualifying you for all the payments and benefits attendant to a resignation for Good Reason or a resignation on the Resignation Date, under the Agreement, and the Restricted Period for purposes of Section 4.1 of the Agreement shall commence on such Resignation Date.
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                  Please acknowledge your assent to the foregoing by executing the attached copy of this letter agreement where indicated and returning it to the Company.

                                                     Very truly yours,

                                                     /s/ Michael D. Fricklas




ACCEPTED AND AGREED:



  /s/ Thomas E. Dooley
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   Thomas E. Dooley